   As filed with the Securities and Exchange Commission on December 2, 1999
                                                      Registration No.__________

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           TIME WARNER TELECOM INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                             84-1500624
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                           10475 Park Meadows Drive
                             Littleton, CO  80124
                                (303) 566-1000
              (Address of Principal Executive Offices) (Zip Code)

                              ------------------

            Time Warner Telecom 2000 Qualified Stock Purchase Plan
                           (Full title of the Plan)

                              ------------------

                                David J. Rayner
               Senior Vice President and Chief Financial Officer
                           Time Warner Telecom Inc.
                           10475 Park Meadows Drive
                              Littleton, CO 80124
                    (Name and Address of agent for service)

                                (303) 566-1000
         (Telephone number, including area code, of agent for service)

                              ------------------

            Title of Securities                   Amount to be       Proposed Maximum      Proposed Maximum        Amount of
              to be Registered                   Registered (1)       Offering Price      Aggregate Offering    Registration Fee
                                                                       Per Share (2)          Price (2)
--------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, par value $.01 per share
 ("Class A Common Stock").....................       750,000               $30.33            $22,747,500           $6,005.34
================================================================================================================================

(1) This Registration Statement also relates to an indeterminate number of additional shares of Class A Common Stock pursuant to the change in capitalization provisions of the above-referenced plan.
(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rules 457(c) and (h) based on the average of the high and low prices of the Class A Common Stock as reported on the NASDAQ National Market Issues listing as published in the Wall Street Journal for November 29, 1999, on which day such average was $30.33.

                                  PART II

This Registration Statement on Form S-8 registers 750,000 shares of the Registrant's Class A Common Stock for issuance pursuant to the terms of the Time Warner Telecom 2000 Qualified Stock Purchase Plan (the "Plan").

Item 3.  Incorporation of Documents by Reference.

  The following documents filed with the Securities and Exchange Commission by the Registrant pursuant to the Securities Exchange Act of 1934, or as otherwise indicated, are hereby incorporated by reference in this Registration Statement:

     1. The Annual Report of Time Warner Telecom LLC, predecessor to the Registrant, on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K");

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

     3. The description of the Registrant's Class A Common Stock, par value $.01 per share, contained in its Registration Statement on Form 8-A, as filed with the SEC on May 11, 1999, pursuant to Section 12(b) of the Securities Exchange Act of 1934.

  All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement, information or document incorporated hereby by reference or deemed to be incorporated herein by reference and to be a part hereof may be automatically updated or replaced by documents the Registrant subsequently files which also are or are deemed to be incorporated herein by reference. Any statement, information or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

  Not applicable.


Item 5.  Interests of Named Experts and Counsel.

  Not applicable.


Item 6. Indemnification of Directors and Officers.

  Article VII of the Bylaws of Time Warner Telecom Inc. (the "Company") provides that to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"), the Company will indemnify and hold harmless any person that was or is made or threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company.

  Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement or such action, except that no indemnification may be made in respect of any claim or matter as to which the person has been adjudged to be liable to the corporation unless the court determines upon application that, in view of all of the circumstances, the person is fairly and reasonably entitled to indemnity for expenses. The Company also has obtained insurance policies which provide coverage for the Registrant's directors and officers in certain situations, including some situations where the Registrant cannot directly indemnify the directors or officers.

  The By-laws of Time Warner Inc. ("TWI") require indemnification to the fullest extent permitted under Delaware or other applicable law of any person who is or was a director or officer of TWI, and permit such indemnification of any agent of TWI, who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving at the request of TWI as a director, officer or employee of any other enterprise. Mr. Hays, a director, would be automatically covered by this provision; TWI has agreed to cover Messrs. Britt and Davies, directors of the Company. The Directors' and Officers' Liability and Reimbursement Insurance Policy of TWI is designed to reimburse TWI for any payments made by it pursuant to the foregoing indemnification. In addition, generally, the By-laws of American Television and Communication Corporation ("ATC"), Time Warner Companies, Inc. ("TWCI") and Warner Communications Inc. ("WCI"), subsidiaries of TWI that hold interests in the Company, provide for the indemnification of the officers and directors of ATC, TWCI and WCI to the fullest extent permitted by applicable law. Messrs. Britt, Davies and Hays are officers of ATC and Mr. Hays is also an officer of TWCT and WCI.

  The By-laws of MediaOne Group, Inc. ("MediaOne") require indemnification to the fullest extent permitted under Delaware law of any person who is or was a director, officer or employee of MediaOne, or was otherwise designated as an indemnified representative (as defined in the MediaOne By-laws) by MediaOne, against any liability (as defined in the MediaOne By-laws) incurred by such person in connection with any proceeding (as defined in the MediaOne By-laws) in which such person is involved by reason of their past, present or future services for, or at the request of, MediaOne as a director, officer, employee, agent, fiduciary or trustee of any other entity or enterprise. Messrs. Holmes, McPhie, and Webster, directors of the Registrant, are covered by this provision.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.

  The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

  (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Denver, Colorado, on December 2, 1999.

                          TIME WARNER TELECOM INC.

                       By:  /s/ David J. Rayner
                          ____________________________________
                          Name:  David J. Rayner
                          Title: Senior Vice President and
                                 Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


          Signature                                    Title                          Date
          ---------                                    -----                          ----
(i) Principal Executive Officer:

 /s/ Larissa L. Herda
____________________________            President and Chief Executive Officer     December 2,
      Larissa L. Herda                  and Director                              1999


(ii) Principal Financial Officer:

 /s/ David J. Rayner
____________________________            Senior Vice President and Chief           December 2,
      David J. Rayner                   Financial Officer                         1999


(iii) Principal Accounting Officer:

 /s/ Jill Stuart
____________________________            Vice President, Accounting and Finance    December 2,
        Jill Stuart                     and Chief Accounting Officer              1999


(iv) Directors:

 /s/ Glenn A. Britt
____________________________
      Glenn A. Britt                    Director                                  December 2,
                                                                                  1999

 /s/ Bruce Claflin
____________________________            Director                                  December 2,
      Bruce Claflin                                                               1999

 /s/ Richard J. Davies
____________________________
     Richard J. Davies                  Director                                  December 2,
                                                                                  1999

 /s/ Spencer Hays
____________________________
       Spencer Hays                     Director                                  December 2,
                                                                                  1999

  /s/ Larissa L. Herda
____________________________
     Larissa L. Herda                   Director                                  December 2,
                                                                                  1999

 /s/ Douglas Holmes
____________________________
      Douglas Holmes                    Director                                  December 2,
                                                                                  1999

 /s/ Lisa Hook
____________________________
         Lisa Hook                      Director                                  December 2,
                                                                                  1999

 /s/ Stephen A. McPhie
____________________________
     Stephen A. McPhie                  Director                                  December 2,
                                                                                  1999

 /s/ Robert J. Miron
____________________________
      Robert J. Miron                   Director                                  December 2,
                                                                                  1999

 /s/ Audley M. Webster
____________________________
     Audley M. Webster                  Director                                  December 2,
                                                                                  1999

                                  EXHIBIT INDEX

Exhibit                                  Description                                   Page
                                         -----------                                   ----

4.1          Restated Certificate of Incorporation of the Registrant as filed           *
             with the Secretary of State of the State of Delaware on May 10,
             1999 (which is incorporated herein by reference to Exhibit 3.1 to the Registrants' Registration Statement on Form S-1 as filed with the SEC on May 11, 1999 (Registration No.333-49439)

4.2          By-laws of the Registrant as of May 10, 1999 (which are                    *
             incorporated herein by reference to Exhibit 3.2 to the
             Registrant's 1999 S-1 as filed with the SEC on May 11, 1999
             (Registration No.333-49439).

4.3          Time Warner Telecom 2000 Qualified Stock Purchase Plan

5 Opinion of Holland & Hart LLP regarding the legality of the securities being registered.

23.1         Consent of Ernst & Young LLP, Independent Auditors.

23.2         Consent of Holland & Hart LLP (which is incorporated herein by             *
             reference to Exhibit 5)

-------------------------------
* Incorporated by reference